UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2017
KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code: (416) 848-1171
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
m Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
m Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
m Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
m Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 8, 2017, Kingsway Financial Services Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and year ended December 31, 2016. A copy of the press release was furnished as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017 (the “Original 8-K”). This Amendment No. 1 on Form 8-K/A is being filed to amend Items 2.02 and 9.01 of the Original 8-K, solely for the purpose of attaching a corrected version of the press release.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 8, 2017, the Company issued a press release announcing its results for the fourth quarter and year ended December 31, 2016. In the press release, the Company failed to include in its net income attributable to shareholders $9.9 million of income tax benefit as a result of the acquisition of CMC Industries, Inc. On March 13, 2017, the Company issued a corrected version of the press release that included such information (the “Corrected Press Release”). A copy of the Corrected Press Release is furnished as Exhibit 99.1 to this Amendment No. 1 on Form 8-K/A.

The information in this Form 8-K/A provided under Item 2.02 and Exhibit 99.1 attached hereto is being furnished to, and shall not be deemed “filed” with, the U.S. Securities and Exchange Commission or incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Exhibit Description
99.1	Press Release titled “Correcting and Replacing - Kingsway Announces Fourth Quarter and Year-End 2016 Results”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

March 13, 2017	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release titled “Correcting and Replacing - Kingsway Announces Fourth Quarter and Year-End 2016 Results”